                           VAUGHN COMMUNICATIONS, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                     Three Months Ended
                                                                          April 30
                                                                     ------------------
                                                                      1997         1996
                                                                      ----         ----
PRIMARY:
   Average shares outstanding                                      3,726,832      3,466,544
   Net effect of dilutive stock options based on the
      treasury stock method using average market
      price                                                          140,465        401,724
                                                                  ----------     ----------

             TOTAL                                                 3,867,297      3,868,268
                                                                  ----------     ----------
                                                                  ----------     ----------

   Net Income                                                     $  719,533     $  636,123
                                                                  ----------     ----------
                                                                  ----------     ----------

Net income per share                                                 $ .19          $ .16
                                                                     -----          -----
                                                                     -----          -----

FULLY DILUTED:
   Average shares outstanding                                      3,726,832      3,466,544
   Net effect of dilutive stock options based on the
      treasury stock method using the quarter-end
      market price if higher than average market price               140,482        402,988
                                                                  ----------     ----------

             TOTAL                                                 3,867,314      3,869,532
                                                                  ----------     ----------
                                                                  ----------     ----------

   Net Income                                                     $  719,533     $  636,123
                                                                  ----------     ----------
                                                                  ----------     ----------

NET Income per Share:                                                $ .19          $ .16
                                                                     -----          -----
                                                                     -----          -----


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